Exhibit 3.2

Amended and Restated Bylaws of

Broad Street Realty, Inc.

ARTICLE 1.

THE CORPORATION, DEFINITIONS

1.1. Name. The corporation governed by these By-Laws is herein referred to as the “Corporation” and shall be known by the name “Broad Street Realty, Inc.”

Under circumstances in which the Directors determine that the use of the name “Broad Street Realty, Inc.” is not practicable, legal and convenient, they may as appropriate, subject to the approval of the holders of a majority of the Corporation’s outstanding Common Stock, cause the Corporation’s Certificate of Incorporation (the “Certificate”) to be amended to change the name of the Corporation so that the Corporation may use and adopt another name under which the Corporation may hold property or operate in any jurisdiction.

1.2. Place of Business. The Corporation shall maintain an office, and shall designate a resident agent for the service of process (whose name and address shall be reported from time to time to the Secretary of State of Delaware), in Delaware. The Corporation may have such other offices or places of business within or without the State of Delaware as the Directors may from time to time determine.

1.3. Purpose of the Corporation. The purpose of the Corporation is to engage in any lawful activity for which corporations may be engaged under the Delaware General Corporation Law.

ARTICLE 2.

DIRECTORS

2.1. Number, Term of Office, Qualification of Directors. There shall be no fewer than three nor more than nine Directors. The range in the authorized number of Directors may be changed by vote of the holders of a majority of the Shares, and the exact number within such range shall be specified, by the Directors from time to time. Each Director shall hold office for a term of one year or until the election and qualification’ of his successor. At each Annual Meeting of Shareholders, the Shareholders shall elect successors to the Directors, unless the number of Directors is then being reduced. There shall be no cumulative voting in the election of Directors. Directors may be re-elected without limit as to the number of times. A Director shall be an individual at least 21 years of age who is not under legal disability. Unless otherwise required by law or by action of the Directors, no Director shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Directors in their capacity as Directors shall not be required to devote their entire time or any specified portion of their time to the business and affairs of the Corporation.

2.2. Resignation. Removal and Death of Directors. A Director may resign at any time by giving written notice to the remaining Directors. Such resignation shall take effect on the date such notice is given or at any later time specified in the notice. A Director may be removed at any time with or without cause by vote or by written consent of the holders of a majority of the Shares outstanding or, unless otherwise prohibited by Delaware corporate law, with cause by a majority of the remaining Directors. For purposes of the immediately preceding sentence “cause” shall include, without limitation, any physical and/or mental inability, due to a condition or illness which is expected to be of permanent or indefinite duration, to perform the duties of a Director. Upon the resignation or removal of any Director, or his otherwise ceasing to be a Director, he shall account to the remaining Director or Directors as they require for all property which he holds as Director and shall thereupon be discharged as Director. Upon the incapacity or death of any Director, his legal representative shall perform the acts, if any, set in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Director, or the estate of the deceased Director, as the case may be.

2.3. Vacancies. If any or all of the Directors cease to be Directors hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Corporation or affect its continuity. Until vacancies are filled, the remaining Director or Directors may exercise the power of the Directors hereunder. Vacancies among the Directors (including vacancies created by increases in the number of Directors) shall be filled for the unexpired term by persons ratified by the remaining Directors. If at any time there shall be no Directors in office, successor Directors shall be elected by the Shareholders as provided in Section 6.6.

2.4. Actions by Directors. The Directors may act with or without a meeting. A quorum for all meetings of the Directors shall be a majority of the Directors. Unless specifically provided otherwise in the Certificate or these By-Laws, any action of the Directors may be taken at a meeting by vote of a majority of the Directors if a quorum is present, or without a meeting by written consent of all of the Directors filed with the minutes of proceedings of the Board of Directors. Directors may conduct meetings by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

An annual meeting of the Directors shall be held at substantially the same time as the Annual Meeting of Shareholders. Regular meetings shall be held at least four times per year at such times as shall be fixed by the Directors. No notice shall be required of an annual or a regular meeting of Directors.

Special meetings of the Directors shall be called by the Chairman upon the request of any two Directors and may be called by the Chairman on his own motion, on not less than two days’ notice to each Director if the meeting is to be held in person, and/or not less than eight hours’ notice if the meeting is to be held by conference telephone or similar equipment. Such notice, which shall state the purpose of the meeting, shall be by oral, telegraphic, telephonic or written communication stating the time and place therefor. Notice of any special meeting need not be given to any Director entitled thereto who submits a written and signed waiver of notice, either before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

Regular or special meetings of the Directors may be held within or without the State of Delaware, at such places as shall be designated by the Directors. The Directors may adopt such rules and regulations for their conduct and the management of the affairs of the Corporation as they may deem proper and as are not inconsistent with the Certificate or these By-Laws.

2.5. Committees. The Directors may appoint from among their number an executive committee and such other standing committees, including without limitation, audit and nominating committees, or special committees as the Directors determine. Each standing committee shall consist of three or more members. Each committee shall have such powers, duties and obligations as may be required by any governmental agency or other regulatory body or as the Directors may deem necessary and appropriate.

ARTICLE 3.

DIRECTORS’ POWERS

3.1. Power and Authority of Directors. The Directors, subject only to the specific limitations contained in the Certificate and these By-Laws, shall have, without further or other authorization, free from any power of control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Corporation’s assets and over the business and affairs of the Corporation to the same extent as if the Directors were the sole owners thereof in their own right, and to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Corporation or conducting the business of the Corporation. Any determination made in good faith by the Directors of the purposes of the Corporation or the existence of any power or authority hereunder shall be conclusive and each such determination and the basis therefor shall be set forth in the minutes of meetings of the Directors. In construing the provisions of the Certificate or these By-Laws, the presumption shall be in favor of the grant of powers and authority to the Directors. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein by statute or rule of law upon the Directors.

3.2. Specific Powers and Authorities. Subject only to the express limitations contained in the Certificate and these By-Laws and in addition to any powers and authorities conferred by the Certificate and these By-Laws or which the Directors may have by virtue of any present or future statute or rule of law, the Directors without any action or consent by the Shareholders shall have and may exercise, at any time and from time to time, the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion, and in such manner, and upon such terms and conditions as they may, from time to time, deem proper:

3.2.1. To retain, invest and reinvest the capital or other funds of the Corporation and, for such consideration as they deem proper, to purchase or otherwise acquire for cash or other property or through the issuance of Shares or other securities of the Corporation and hold for investment real or personal property of any kind, tangible or intangible, in entirety or in participation and to possess-and exercise all the rights, powers and privileges appertaining to the ownership of the Corporation’s assets with respect thereto;

3.2.2. To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interest in, encumber, negotiate, convey, transfer or otherwise dispose of or grant interests in the Corporation’s assets by deeds, financing statements, security agreements and other instruments, trust deeds, assignments, bills of sale, transfers, leases or mortgages, for any of such purposes. Provided that any Board resolution authorizing the sale, lease, or exchange of all or substantially all of the Corporation’s assets must be approved by the holders of a majority of the outstanding Shares entitled to vote thereon;

3.2.3. To enter into leases, contracts, obligations, and other agreements for a term extending beyond the term of office of the Directors and beyond the possible termination of the Corporation or for a lesser term;

3.2.4. To borrow money and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Corporation; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Corporation’s assets to secure any of the foregoing;

3.2.5. To lend money, whether secured or unsecured, to any person, including any person affiliated with the Corporation;

3.2.6. To create reserve funds for any purpose;

3.2.7. To incur and pay out of the Corporation’s assets any charges or expenses, and disburse any funds of the Corporation, which charges, expenses or disbursements are, in the opinion of the Directors, necessary or incidental to or desirable for the carrying out of any of the purposes of the Corporation or conducting the business of the Corporation, including, without limitation, taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Directors in connection with the Corporation or the Corporation’s assets or upon or against the Corporation’s assets or any part thereof, and for any of the purposes herein;

3.2.8. To deposit funds of the Corporation in or with banks, trust companies, savings and loan associations, money market organizations and other depositories or issuers of depository-type accounts, whether or not such deposits will draw interest or be insured, the same to be subject to withdrawal or redemption on such terms and in such manner and by such person or persons (including any one or more Directors, officers, agents or representatives) as the Directors may determine;

3.2.9. To possess and exercise all the rights, powers and privileges appertaining to the ownership of all or any mortgages or securities issued or created by, or interests in, any person, forming part of the Corporation’s assets, to the same extent that an individual might and, without limiting the generality of the foregoing, to vote or give consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more persons which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary powers;

3.2.10. To enter into joint ventures, general or limited partnerships and any other lawful combinations or associations;

3.2.11. To elect or appoint officers of the Corporation (none of whom needs be a Director), who may be removed or discharged at the discretion of the Directors, such officers to have such powers and duties, and to serve such terms, as may be prescribed by the Directors or by these By-Laws of the Corporation, if adopted, or as may pertain to such offices;

3.2.12. Subject to the provisions of Sections 7.5 and 7.6, to engage or employ any persons as agents, representatives, employees, or independent contractors (including without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, in connection with the management of the Corporation’s affairs or otherwise, and to pay compensation from the Corporation for services in as many capacities as such person may be so engaged or employed and notwithstanding that any such person is, or is an Affiliated person of, an officer or Director of the Corporation, and, except as prohibited by law, to delegate any of the powers and duties of the Directors to any one or more Directors, agents, representatives, officers, employees, independent contractors or other persons;

3.2.13. To determine whether moneys, securities or other assets received by the Corporation shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat all or any part of the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital, or apportion the same between income and capital, to apportion the sales price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such moneys, securities or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or capital; to treat any dividend or other distribution on any investment as income or capital or to apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization, doubtful collection, or obsolescence in respect of all or any part of the Corporation’s assets subject to depreciation, amortization, collection, or obsolescence in such amounts and by such methods as they shall determine; and to determine the method or form in which the accounts and records of the Corporation shall be kept and to change from time to time such method or form;

3.2.14. To determine from time to time the value of all or any part of the Corporation’s Assets and of any services, securities, property or other consideration to be furnished to or acquired by the Corporation, and from time to time to revalue all or any part of the Corporation’s assets in accordance with such valuations or other information, which valuations or other information may be provided by other persons retained for the purpose, as the Directors, in their sole judgment, may deem necessary;

3.2.15. To collect, sue for, and receive all sums of money coming due to the Corporation, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Corporation, the Corporation’s assets or the Corporation’s affairs, to enter into agreement therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof;

3.2.16. To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Corporation;

3.2.17. To purchase and pay for out of the Corporation’s assets insurance contracts and policies insuring the Corporation’s assets against any and all risks and insuring the Corporation, the Directors, the Shareholders, the officers of the Corporation, or any or all of them, against any and all claims and liabilities of every nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Corporation, or by the Directors, Shareholders or officers;

3.2.18. To cause legal title to any of the Corporation’s assets to be held by or in the name of the Corporation or one or more of the Directors or any other person as the Directors may determine, on such terms and in such manner and with such powers as are consistent with Section 144 of the Delaware General Corporation Law, as amended, and with disclosure that the Corporation or Directors are interested therein;

3.2.19. To adopt an accounting method for the Corporation, and from time to time change such accounting method, and to engage a firm of independent certified public accountants to audit the financial records of the Corporation;

3.2.20. To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Corporation);

3.2.21. With respect to any securities issued by the Corporation, to provide that the same may be signed by the manual signature of one or more Directors or officers, or persons who have theretofore been Directors or officers or by the facsimile signature of any such person (with or without countersignature by a transfer agent, registrar, authenticating agent or other similar person), and to provide that ownership of such securities may be conclusively evidenced by the books and records of the Corporation or any appropriate agent of the Corporation without the necessity of any certificate, all as determined by the Directors from time to time to be consistent with normal commercial practices;

3.2.22. To declare and pay cash distributions to Shareholders as provided in Section 6.4;

3.2.23. To adopt a distribution reinvestment or similar such plan for the Corporation, and to provide for the cost of the administration thereof to be borne by the Corporation;

3.2.24. To file any and all documents and take any and all such other action as the Directors in their sole judgment may deem necessary in order that the Corporation may lawfully conduct its business in any jurisdiction;

3.2.25. To participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease or similar proceedings of any corporation, partnership or other organization in which the Corporation shall have an interest and in connection therewith to delegate discretionary powers to any reorganization, protective or similar committee and to pay assessments and other expenses in connection therewith;

3.2.26. To do all other such acts and things as are incident to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Corporation, to promote any of the purposes for which the Corporation is formed, and to carry out the provisions of the Certificate and these By-Laws.

3.3. Regulations. The Directors may, but are not required to, make, adopt, amend or repeal regulations containing provisions relating to the business of the Corporation, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Directors or officers not inconsistent with law or with these By-Laws. Such regulations may provide for the appointment of assistant officers or agents of the Corporation, subject, however, to the right of the Directors to remove or discharge such officers or agents.

ARTICLE 4.

ADVISOR AND OTHER AGENTS: ANNUAL TOTAL OPERATING EXPENSES

4.1. Employment of Employees, Agents. etc. The Directors are responsible for the general policies of the Corporation and for such general supervision of the business of the Corporation conducted by all officers, agents, employees, advisors, managers or independent contractors of the Corporation as may be necessary to insure that such business conforms to the provisions of the Certificate and these By-Laws. However, the Directors shall have the power to retain and/or to appoint, employ or contract with any person (including any corporation, partnership, or trust in which one or more of the Directors may be directors, officers, stockholders, partners or trustees) as the Directors may deem necessary or proper for the transaction of the business of the Corporation, and for such purpose may grant or delegate such authority to any such person as the Directors may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by directors.

The Directors shall have the power to determine the terms and compensation of any person whom they may employ or with whom they may contract.

ARTICLE 5.

PROHIBITED ACTIVITIES

5.1. Obligors Default. Notwithstanding any provision in the Certificate or in any Article of these By-Laws, when an obligor to the Corporation is in default under the terms of any obligation to the Corporation, the Directors shall have the power to pursue any remedies permitted by law which in their sole judgment are in the interest of the Corporation and the Directors shall have the power to enter into any necessary investment, commitment or obligation of the Corporation resulting from the pursuit of such remedies that are necessary or desirable to dispose of property acquired in the pursuit of such remedies.

5.2. Percentage Determinations. Whenever standards contained in this Article V are expressed in terms of a percentage, whether of value, total assets, cost or otherwise, such percentage shall be determined at the time of the issuance of a commitment by the Corporation for a transaction covered by such standard hereunder.

ARTICLE 6.

SHARES AND SHAREHOLDERS

6.1. Shares. The Corporation shall issue shares of Common Stock (“Shares”), each with a par value of $0.01, and each Share shall be identical in all respects with every other Share. Each Share shall entitle the holder thereof to one vote on all matters upon which Shareholders are entitled to vote. The total number of Shares which the Corporation shall have authority to issue shall be 50,000,000. The Shares may be issued for such consideration as the Directors shall determine, including upon the conversion of convertible debt, or by way of Share distribution or Share split in the discretion of the Directors. Subject to the Certificate, outstanding Shares shall be assignable and transferable. Shares reacquired by the Corporation shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Corporation may be cancelled by action of the Directors. All Shares shall be fully paid and nonassessable by or on behalf of the Corporation upon receipt of full consideration if issued by way of Share distribution, Share split, or upon the conversion of convertible debt. The Shares shall not entitle the holder to preference, preemptive, conversion, or exchange rights of any kind, except as the Directors may specifically determine with respect to any Shares at the time of issuance of such Shares and except as specifically required by law.

6.2. Shares Deemed Personal Property. The Shares shall be personal property and shall confer upon the holders thereof the interest and rights specifically set forth in these By-Laws. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Corporation or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Directors or the Corporation’s assets or otherwise except the sole right to demand and, subject to the provisions of these By-Laws, regulations, if adopted, and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

6.3. Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the direction of the Directors, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the number of certificates, if any, representing the Shares, and in which there shall be recorded all transfers of Shares. The persons in whose names Shares are so recorded shall be deemed the absolute owners of such Shares for all purposes of this Corporation; but nothing herein shall be deemed to preclude the Directors or officers, or their agents or representatives from inquiring as to the actual ownership of Shares. Until a transfer is duly registered on the records of the Corporation, the Directors shall not be affected by any notice of such transfer, either actual or constructive. The payment thereof to the person in whose name any Shares are registered on the records of the Corporation or to the duly authorized agent of such person (or if such Shares are so registered in the names of more than one person, to any one of such persons or to the duly authorized agent of such person) shall be sufficient discharge for all distributions payable or deliverable in respect of such Shares.

In case of the loss, mutilation or destruction of any certificate for Shares, the Directors may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Directors may from time to time prescribe. Nothing in these By-Laws shall impose upon the Directors or a transfer agent a duty, or limit their rights, to inquire into adverse claims. Transfer and issuance of Shares is at all times subject to the provisions of the Certificate.

6.4. Distributions to Shareholders. The Directors, in their discretion, shall declare and pay to Shareholders quarterly distributions in cash or other property, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or refinancing of Corporation obligations, from the repayment of loans made by the Corporation, from the sale of portions of the Corporation’s assets, or from any other source as the Directors in their discretion shall determine. Provided, no such distribution shall impair the capital of the Corporation or otherwise violate the provisions of the Delaware General Corporation Law. Shareholders shall have no right to any distribution unless and until declared by the Directors. The date for determining the Shareholders who are entitled to participate in such distributions shall be established by the Directors within 45 days after the last day of the fiscal quarter with respect to which such distribution shall be made. The Directors shall furnish the Shareholders at the time of each such distribution with a statement in writing advising as to the source of funds so distributed or, if the source thereof has not then been determined, a written statement disclosing the source shall be sent to each Shareholder who received the distribution not later than (a) 60 days after the close of the fiscal year in which the distribution was made, or (b) promptly after the independent auditors of the Corporation have completed, or undertaken sufficient actions toward completion of, the annual audit of the Corporation, so that the Directors can determine the source of such distribution, whichever event shall occur later.

6.5. Transfer Agent, Distribution Disbursing Agent and Registrar. The Directors shall have power to employ one or more transfer agents, distribution disbursing agents, distribution reinvestment plan agents, and registrars and to authorize them on behalf of the Corporation to keep records, to hold and disburse any distributions and to have and perform powers and duties customarily had and performed by transfer agents, distribution disbursing agents, distribution reinvestment plan agents, and registrars as may be conferred upon them by the Directors.

6.6. Shareholders’ Meetings and Consents. The Directors shall cause to be called and held an Annual Meeting of Shareholders at such time and such place as they may determine, at which Directors shall be elected and any other proper business may be conducted. The Annual Meeting of Shareholders shall be held within six months after the end of each fiscal year, after not fewer than 10 days nor more than 60 days’ written notice of such meeting has been sent to Shareholders by the Directors and after delivery to the Shareholders of the Annual Report for the fiscal year then ended. Special meetings of Shareholders may be called by a majority of the Directors and shall be called by the Chairman upon the written request of Shareholders holding not less than 10% of the outstanding Shares of the Corporation. Within ten business days after a written request either in person or by registered mail stating the purpose of the meeting requested by Shareholders, the Corporation shall provide all Shareholders written notice (either in person or by mail) of a meeting and the purpose of such meeting to be held on a date not fewer than 10 days nor more than 60 days after the date of such notice, at a time and place convenient to Shareholders. The call and notice of any special meeting shall state the purpose of the meeting and no other business shall be considered at such meeting. If there shall be no Directors, a special meeting of the Shareholders shall be held promptly for the election of successor Directors.

A majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at such meeting. Whenever Shareholders, are required or permitted to take any action, such action may be taken, except as otherwise provided by the Certificate or these By-Laws or required by law, by a majority of the votes cast at a meeting of Shareholders at which a quorum is present by holders of Shares entitled to vote thereon, or without a meeting by written consent setting forth the action so taken signed by the holders of a majority of the outstanding Shares entitled to vote thereon or such larger proportion thereof as would be required for a vote of Shareholders at a meeting. Any written consent may be revoked by a writing received by the Corporation prior to, but not after, the time that written consents of the number of Shares required to authorize the proposed action have been filed with the Corporation. Notwithstanding this or any other provision of the Certificate or these By-Laws, no vote or consent of Shareholders shall be required to approve the sale, exchange or other disposition pledging, hypothecating, granting security interests in, mortgaging, encumbering or leasing of by the Directors of less than half of the assets of the Corporation, which is presumed to constitute less than all or substantially all of the assets of the Corporation.

6.7. Proxies. Whenever the vote or consent of Shareholders is required or permitted under these By-Laws, such vote or consent may be given either directly by the Shareholder or by a proxy. The Directors may solicit such proxies from the Shareholders or any of them in any matter requiring or permitting the Shareholders’ vote. or consent. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

6.8. Reports to Shareholders. The Directors shall cause to be prepared and mailed to the Shareholders not later than 120 days after the close of each fiscal year of the Corporation, and in any event not less than 15 days prior to the Corporation’s annual meeting of Shareholders, a report of the business and operation of the Corporation during such fiscal year, which report shall constitute the accounting of the Directors for such fiscal year. The report shall be in such form and have such content as the Directors deem proper, but shall in any event include (a) a balance sheet, an income statement and a surplus statement, each prepared in accordance with generally accepted accounting principles, shall be audited by an independent certified public accountant and shall be accompanied by the report of such accountant thereon, and (b) a description of the material terms and circumstances of any transactions between the Corporation and any Director, Officer or any Affiliate thereof, including without limitation purchases from, loans to or from, or joint ventures with the Corporation, and a statement that a majority of the Directors determined that such transactions were fair and reasonable to the Corporation and on terms not less favorable than those available from unaffiliated third parties.

6.9. Fixing Record Date. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution, or for the purpose of any other action, the Directors shall fix a date not more than 60 nor less than 10 days prior to the date of any meeting of Shareholders nor more than 60 days prior to any other action as a record date for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to take any other action. Any Shareholder who was a Shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to take such other action, even though he has since that date disposed of his Shares, and no Shareholder becoming such after that date shall be so entitled to vote at such meeting or any adjournment thereof or to take such other action.

6.10. Notice to Shareholders. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Corporation or is delivered in person to such Shareholder.

6.11. Inspection by Shareholders. Inspection of the books and records of the Corporation shall be permitted to the same extent as permitted under the laws of Delaware.

ARTICLE 7.

LIABILITY OF DIRECTORS,

SHAREHOLDERS AND OFFICERS AND OTHER MATTERS

7.1. Elimination of Certain Liability of Directors. A Director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its Shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit.

7.2. Indemnification and Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, these By-Laws, agreement, vote of Shareholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or. agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

7.3. Right of Directors and Officers to Own Shares or Other Property and to Engage in Other Business. Any Director or officer may acquire, own, hold and dispose of Shares in the Corporation, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Director or officer. Any Director or officer may have personal business interests and may engage in personal business activities, which interests and activities may include businesses similar to or competitive with the business of the Corporation. Subject to the provisions of Article V, any Director or officer may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to the Corporation, and may receive compensation from such person as well as compensation as Director, officer or otherwise hereunder and no such activities shall be deemed to conflict with his duties and powers as Director or officer.

7.4. Transactions with Affiliates. The Corporation shall not engage in transactions with any Director or officer, or any Affiliated person of such person, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors who are not interested parties in the transactions after a determination by them that:

7.4.1. The transaction is fair and reasonable to the Corporation and its Shareholders;

7.4.2. The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arm’s length basis;

7.4.3. Payments to any Director or officer for services rendered in a capacity other than as Director, or officer may only be made upon determination that:

(a) the compensation is not in excess of their compensation paid for any comparable services; and

(b) the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

7.5. Persons Dealing With Directors or Officers. Any act of the Directors or officers purporting to be done in their capacity as such shall, as to any persons dealing with such Directors or officers, be conclusively deemed to be within the purposes of this Corporation and within the powers of the Directors and officers. No person dealing with the Directors or any of them, or with the authorized officers, agents or representatives of the Corporation shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Directors or any of them, or of authorized officers, agents, or representatives of the Corporation, for moneys or other consideration, shall be binding upon the Corporation.

7.6. Reliance. The Directors and officers may consult with counsel (which may be a firm in which one or more of the Directors or officers is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all of the Directors and officers in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Directors and officers shall be fully protected in relying in good faith upon financial statements of the Corporation represented to them to be correct by the Chairman or the officer of the Corporation having charge of its books of account, or stated in written reports by an independent certified public accountant fairly to present the financial position of the Corporation. The Directors may rely upon any instrument or other document believed by them to be genuine.

ARTICLE 8.

DURATION, TERMINATION, AMENDMENT

AND REORGANIZATION OF CORPORATION

8.1. Duration and Termination of Corporation. The duration of the Corporation shall be perpetual unless terminated in accordance with the Certificate or these By-Laws or by operation of law. The Directors shall at all times be empowered to cause the termination of the Corporation by vote of a majority of the Directors and the approval of the holders of a majority of the outstanding Shares. Any determination by the Directors of the date upon which termination shall occur shall be reflected in a vote of or written instrument signed by a majority of all of the Directors then in office, and ratified by the holders of a majority of the outstanding Shares; provided, however, that any plan for the termination of the Corporation which contemplates the distribution to the Shareholders of securities or other property in kind (other than the right promptly to receive cash) shall require the vote or consent of the holders of two-thirds of the outstanding Shares.

8.1.1. Upon the termination of the Corporation and unless otherwise provided in a plan for termination approved by the holders of two-thirds of the Shares outstanding and a majority of the Directors:

(a) the Corporation shall carry on no business except for the purpose of winding up its affairs;

(b) the Directors shall proceed to wind up the affairs of the Corporation and all of the powers of the Directors under these By-Laws shall continue until the affairs of the Corporation shall have been wound up, including the power to fulfill or discharge the contracts of the Corporation, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Corporation’s assets to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business (and provided that the Directors may, if permitted by applicable law, and if they deem it to be in the best interest of the Shareholders, appoint a liquidating trust, or agent, or other entity to perform one or more of the foregoing functions); and

(c) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Directors or any liquidating trust, agent or other entity appointed by them, shall distribute the remaining Corporation’s assets among the Shareholders, pro rata, according to the number of Shares held by each.

If any plan for the termination of the Corporation approved by the holders of two-thirds of the outstanding Shares and agreeable to a majority of the Directors provides for actions of the Directors other than aforesaid, the Directors shall have full authority to take all action as in their opinion is necessary or appropriate to implement such plan.

8.1.2. After termination of the Corporation and distribution to the Shareholders as provided herein or in any said plan so approved by the Shareholders, the Directors shall execute and lodge among the records of the Corporation an instrument in writing setting forth the fact of such termination, and the Directors shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of all Shareholders hereunder shall thereupon cease.

8.2. Merger, etc. Upon the vote or written consent of a majority of the Directors and with the approval of the holders of two-thirds of the Shares then outstanding, at a meeting the notice for which included a statement of the proposed action, the Directors may (a) merge the Corporation into, or sell, convey and transfer the Corporation’s assets to, any corporation, association, trust or other organization, which may or may not be a subsidiary of the Corporation, in exchange for shares or securities thereof, or beneficial interests therein, or other consideration, and the assumption by such transferee of the liabilities of the Corporation and (b) thereupon terminate the Corporation and, subject to Section 8.1, distribute such shares, securities, beneficial interests, or other consideration, ratably among Shareholders in redemption of their Shares, provided, however, that the Shareholders would, thereafter, be the sole equity owners of such entity.

8.3. Amendment Procedure. The Certificate or these By-Laws (other than Section 2.1 hereof) may be amended by the vote or written consent of a majority of the Directors and of the holders of a majority of the outstanding Shares; provided, however, that no amendment which would reduce the priority of payment or amount payable to holders of Shares of the Corporation upon liquidation of the Corporation or that would diminish or eliminate any voting rights pertaining to holders of Shares shall be made unless approved by the vote or consent of the holders of two-thirds of the outstanding Shares present, in person or by proxy, and eligible to vote; provided further, however, that a majority of the Directors without the vote or consent of Shareholders may at any time amend the Certificate or these By-Laws to the extent deemed by the Directors in good faith to be necessary to clarify any ambiguities or correct any inconsistencies.

ARTICLE 9.

MISCELLANEOUS

9.1. Filing of Copies: References: Headings. The original or a copy of these By-Laws and of each amendment hereto shall be kept at the office of the Corporation where it may be inspected by any Shareholder. Anyone dealing with the Corporation may rely on a certificate by an officer of the Corporation as to whether or not any such amendments have been made, as to the identities of the Directors and officers, and as to any matters in connection with the Corporation hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an. officer of the Corporation to be a copy of this instrument or of any such amendments. In this instrument, and in such amendment, references to this instrument, and all expressions like “hereof,” and “hereunder” shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine gender and the neuter. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

9.2. Provisions of the Corporation in Conflict With Law or Regulations. If any provision of these By-Laws shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of these By-Laws, and these By-Laws shall be carried out as if any such invalid or unenforceable provisions were not contained herein.

9.3. Binding Effect; Successors in Interest. Each person who becomes a Shareholder shall, as a result thereof, be deemed to have agreed to and to be bound by the provisions of these By-Laws. These By-Laws shall be binding upon and inure to the benefit of the Directors and the Shareholders and each of their respective successors, assigns, heirs, distributees and legal representatives.